EXHIBIT 10.3

AMENDED AND RESTATED MANAGEMENT AGREEMENT
between
DOBSON CELLULAR SYSTEMS, INC.
and
AMERICAN CELLULAR CORPORATION
Effective as of March 15, 2007

-i-

AMENDED AND RESTATED MANAGEMENT AGREEMENT
     This Amended and Restated Management Agreement (this “Agreement”) is entered into as of March 15, 2007 by and between Dobson Cellular Systems, Inc., an Oklahoma corporation (the “Manager”), and American Cellular Corporation, a Delaware corporation (the “Company”).
     WHEREAS, the Manager and the Company have entered into a Management Agreement dated as of August 19, 2003 (the “Original Agreement”) and desire to execute this Agreement to amend and restate the Original Agreement in its entirety;
     WHEREAS, the operation of the Business (as defined in Section 1 hereof), including, without limitation, the determination of policy, the preparation and filing of any and all applications and other filings with the FCC (as defined in Section 1 hereof), the hiring, supervision and dismissal of personnel, day-to-day system operations, and the payment of financial obligations and operating expenses, shall be controlled by the Company, and the Manager shall assist the Company in connection therewith and any action undertaken by the Manager shall be under the Company’s continuing oversight, review, control and approval, and the Company shall retain unfettered control of, access to, and use of the Business, including its facilities and equipment and shall be entitled to receive all profits from the operation of the Business;
     WHEREAS, Dobson Communications Corporation, an Oklahoma corporation (“DCC”), through its indirect, wholly owned subsidiaries, the Manager and the Company, owns certain Cellular Systems and PCS Systems (each as defined in Section 1 hereof); and
     WHEREAS, the Manager is willing to provide management services for the Company and its Subsidiaries (as defined in Section 1 hereof) on the terms and subject to the conditions contained in this Agreement.
     NOW, THEREFORE, for and in consideration of the premises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree, and the Original Agreement is hereby amended and restated in its entirety, as follows:
     Section 1. Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.
     “AAA Rules” is defined in Section 11(b).
     “ACH” means The Automated Clearing House Network.
     “Affiliate” means, with respect to any Person, any other Person that, either directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
     “Agreement” is defined in the Preamble.
     “Arbitration Notice” is defined in Section 11(b).

     “Board of Directors” means the directors serving on the board of directors on the Effective Date for the Manager, the Company and DCC.
     “Business” means the business of (a) owning, constructing and operating Cellular Systems, PCS Systems or other networks or systems of the Company to provide Telecommunications Services within the Territory, (b) providing to end-users and resellers Telecommunications Services, (c) marketing and offering the services and features described in clauses (b) and (c) within the Territory, including advertising such services and features using broadcast and other media, and (d) offering related services and features to those described in clauses (b) and (c) within the Territory.
     “Cellular System” means a wireless communications system constructed and operated in a Metropolitan Statistical Area or Rural Statistical Area as defined by the FCC (or any territorial designations or subdivision thereof authorized by the FCC) using frequencies in the 800 MHz band allocated for the Cellular Radiotelephone Service under Part 22 of the FCC Rules, pursuant to a License therefor issued by the FCC.
     “Change of Control” is defined in Section 6(b).
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Communications Act” means, means the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder.
     “Company” is defined in the Preamble.
     “Confidential Information” means all documents and information (including without limitation, commercial information and information with respect to customers and proprietary technologies or processes and the design and development of new products or services) concerning the Company or its Business.
     “Cost Allocations” is defined in Section 5(b).
     “Dispute” is defined in Section 11.
     “Effective Date” is defined in Section 6(a).
     “Equipment Lease and Switch Sharing Agreements” means the three Equipment Lease Agreements and the two Switch Sharing Agreements between Dobson Operating Co., LLC and the Company, and the one Equipment Lease Agreement between Dobson Cellular Systems, Inc. and the Company, all dated as of January 1, 2003, which provide for the leasing or sharing of certain telecommunications equipment between the parties thereto, including any amendments or modifications thereto; provided, however, that such amendments or modifications may not adversely affect the Company when compared with the provisions in place immediately prior to the time of such amendment.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “FAA” means the Federal Aviation Administration or any successor agency or entity performing substantially the same functions.
     “FCC” means the Federal Communications Commission or any successor agency or entity performing substantially the same functions.
     “FCC Rules” means the rules and regulations established by the FCC codified in Section 47 of the Code of Federal Regulations, as the same may be modified or amended from time to time hereafter.
     “GAAP” means generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants.
     “Governmental Authority” means a national, state, provincial, county, city, local or other governmental or regulatory body or authority, whether domestic or foreign.
     “License” means, with respect to a PCS System or Cellular System, all permits, licenses, waivers, and authorizations (including, without limitation, licenses issued by the FCC) that are necessary to conduct the operations of such system in the manner in which such operations are currently contemplated, or may in the future be contemplated by the licensee to be conducted.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.
     “Manager” is defined in the Preamble.
     “New Provider” is defined in Section 13(c).
     “Out-of-Pocket Expenses” is defined in Section 5(a).
     “Operating Budget” is defined in Section 4(d).
     “PCS System” means a wireless communications system constructed and operated in a Basic Trading Area or Major Trading Area as defined by Rand-McNally and modified by the FCC (or any territorial designations or subdivision thereof authorized by the FCC) using frequencies in the 1900 MHz band allocated for the broadband Personal Communications Service under Part 24 of the FCC Rules, pursuant to a License therefor issued by the FCC.
     “Person” means any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization, Governmental Authority or other entity.

     “Subsidiary” means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the Voting Stock or other equity interests is owned, directly or indirectly, by such Person.
     “Telecommunications Services” means the offering of telecommunications or information services to the public regardless of the facilities used. The term “telecommunications” means the transmission, between or among points specified by the user of information of the user’s choosing.
     “Territory” means the geographic territory where the Company is licensed and/or authorized to operate Cellular Systems or PCS Systems or otherwise to offer Telecommunications Services from time to time.
     “Treasury Regulations” means regulations issued by the United States Department of the Treasury pursuant to the Code, as the same may be modified or amended from time to time hereafter.
     “Voting Stock” means shares of stock of a Person having the right to vote generally in the election of the directors (or persons performing equivalent functions) of such Person.
     Section 2. Engagement. The Company hereby engages the Manager to oversee, manage and supervise the development and operation of the Business, and the Manager hereby accepts such engagement, subject to and upon the terms and conditions hereof.
     Section 3. Management Standards.
     (a) In performing its obligations hereunder, the Manager shall act in a manner that it reasonably believes to be in the best interests of the Company consistent with the standards set forth herein.
     (b) The Manager shall devote comparable attention and services to the Company as those devoted by the Manager in its management of other wireless communications systems or markets directly or indirectly owned or managed by the Manager, and will otherwise deal with the Company subject to the terms of this Agreement in a manner that is substantially consistent with the manner in which the Manager has operated the Company’s markets prior to the date of this Agreement and in a manner that does not unreasonably discriminate against the Company in favor of such other markets.
     (c) The Manager shall use commercially reasonable efforts to cause the Company’s Business to be maintained and operated in the same manner and with quality standards consistent with the manner and standard of the Manager’s own cellular systems.
     Section 4. Services to be Provided.
     (a) Scope of Services. Subject to the Company’s oversight, review and ultimate control and approval and the limitations of Section 4(c) below, the Manager shall be responsible for the supervision, design, construction and operation of the Company and the Business.

Among other things, the Manager shall have the right to select the persons who shall perform all design, construction, management or operational services and may elect to use its own employees or engage independent contractors. To this end, the Manager shall provide generally, on the terms and subject to the conditions set forth herein and in a manner consistent with the standards set forth herein, supervisory services with respect to (x) all administrative, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary to the administration of the Business, (y) operational, engineering, maintenance, construction, repair and such other technical services as may be necessary to the construction and operation of the Business and (z) marketing, sales, advertising and such other promotional services as may be necessary to the marketing of the Business. The services for which the Manager shall be responsible, the Company’s oversight, review and ultimate control and approval and to the limitations of Section 4(c) below, shall include, but shall not be limited to, the following:
     (i) the marketing of Telecommunications Services to be offered and provided by the Company;
     (ii) the management, tax compliance, accounting and financial reporting for the Company including, but not limited to, the preparation and presentation of reports and reviews of the business, financial results and condition, regulatory status, competitive position and strategic prospects of the Company as reasonably requested by the Company;
     (iii) the regulatory processing for the Company, including without limitation the preparation and filing of all appropriate regulatory filings, certificates, tariffs and reports that are required by, and participation in any hearings or other proceedings before, local, state and federal governmental regulatory bodies;
     (iv) the engineering, design, planning, construction and installation, maintenance and repair (both emergency and routine) and operation of, and equipment purchases for, the Company;
     (v) assisting the Company in the development and preparation of budgets, including, without limitation, preparing and presenting an annual operating budget for the Company’s review, evaluation and approval setting forth in reasonable detail the anticipated capital expenditures and other projected costs and expenses of constructing and operating the Business during the period covered by the budget, as well as projected revenues for that period, a business plan and personnel requirements, and key performance standards, goals and indicators for the Company, for the period covered by the budget, in each case presented on a month-by-month basis to the extent practicable, and generally describing all contracts and commitments which the Manager expects to enter into on behalf of the Company during the period covered thereby;
     (vi) services relating to sales of the products and services offered by the Company, including without limitation processing orders for service, customer support, billing for services provided by the Company and collection of receivables for the Company;

     (vii) management information services for the Company;
     (viii) monitoring and controlling the Business;
     (ix) negotiating contracts, issuing purchase orders and otherwise entering into agreements on behalf of the Company for the purchase, lease, license or use of such properties, services and rights as may be necessary or desirable in the judgment of the Manager for the operation of the Company;
     (x) supervising, recruiting and training all necessary personnel to be employed by the Company, and determining salaries, wages and benefits for the Company’s employees;
     (xi) administering the Company’s employee benefit programs and the Company’s programs for compliance with applicable laws governing the administration and operation of such plans and programs;
     (xii) administering the Company’s risk management programs, including negotiating the terms of property and casualty insurance and preparing a comprehensive disaster recovery program; and
     (xiii) in furtherance of the foregoing, making or committing to make permitted expenditures (including permitted capital expenditures) on behalf of the Company.
     (b) Accounts. Subject to the foregoing, the Company shall be responsible for payment of all costs and expenses necessary to fund the ongoing business and operations of the Business and for the provision of all services of the Manager hereunder, which shall include, but not be limited to, payments under Section 5, payments to independent contractors, payments to vendors and suppliers of the Business, and interest payments to creditors that have financed the construction or operation of the Business. To the extent provided herein, the Manager shall make such payments on the Company’s behalf from one or more of the Manager’s accounts, bill the Company for such payments and the Company shall promptly reimburse the Manager (in any event, within one month after receiving the bill). All disbursements made by the Company as permitted under this Agreement shall be made by wire transfer, ACH or checks drawn from one or more of the Company’s accounts and all funds on deposit in the Company’s accounts shall at all times be the property of the Company.
     (c) Restrictions on the Manager’s Authority. Anything to the contrary in this Agreement notwithstanding, the Manager shall not take, or cause or permit to be taken, any action that requires the approval of, or do, or cause or permit to be done, any of the following for or on behalf of the Company without the consent of the Company or an officer of the Company (unless included with reasonable specificity in an Operating Budget duly adopted by the Company):
     (i) settle any claim or litigation by or against the Company if the settlement involves a payment of $500,000 or more, or any non-ministerial regulatory proceedings involving the Company;

     (ii) (A) lend money or guarantee debts of others (other than wholly-owned Subsidiaries of the Company) on behalf of the Company, or assign, transfer, or pledge any debts due the Company, or (B) release or discharge any debt due or compromise any claim of the Company, other than trade credit and advances to employees in the ordinary course of business;
     (iii) invest in or otherwise acquire any debt or equity securities of any other Person, enter into any binding agreement for the acquisition of any interest in any business entity or other Person (whether by purchase of assets, purchase of stock or other securities, merger, loan or otherwise), or enter into any joint venture or partnership with any other Person;
     (iv) take any tax reporting position or make any related election on behalf of the Company which is inconsistent with the directions given by the Company;
     (v) assert on behalf of the Company a position with respect to any material matter, or disagree on behalf of the Company with a position taken with respect to any material matter by any Person, before the FCC or any other Governmental Authority, a self-regulatory body, any industry organization or in any other public forum;
     (vi) knowingly take or fail to take any action that violates (A) any law, rule or regulation relating to the Business, (B) any material agreement, arrangement or understanding to which the Company is a party, including an Operating Agreement, (C) any License or other governmental authorization granted to the Company in connection with its ownership and operation of the Business or (D) any judicial or administrative order or decree to which the Company is subject;
     (vii) sell, assign, transfer or otherwise dispose of, or hypothecate or grant a Lien on any License or other material assets belonging to the Company (other than the disposal of assets or equipment in the ordinary course of business);
     (viii) take any action amending or agreeing to amend any License granted to the Company in connection with its ownership and operation of the Business (it being understood that License renewals in the ordinary course of business shall not require the Company’s approval);
     (ix) borrow money on behalf of the Company or enter into other forms of financing for the Business, other than any capital lease;
     (x) commingle any funds of the Company with funds of any other entity or Person, provided that the Manager may allow collections of accounts receivable of the Company and the Manager to be temporarily commingled in a centralized cash management system so long as the Manager maintains clear and separate records as to the amounts owing to each of the Company and the Manager, respectively, such that the separate assets of the Company and the Manager can be readily and inexpensively identified and that any such commingled collections are promptly (and in any event within one month) remitted to the proper party;

     (xi) hire or fire the independent certified public accountants of the Company;
     (xii) pay to any employee or consultant or advisor to the Company cash compensation in excess of $150,000 in any fiscal year;
     (xiii) establish any reserves that are not set forth on an Operating Budget approved by the Company;
     (xiv) make any material changes or modifications to any significant components of the Company’s Cellular Systems or PCS Systems as they exist on the Effective Date;
     (xv) enter into any contract, agreement (including any capital lease) or other commitment or issue any purchase order, which contract or other agreement or purchase order (A) is not in the ordinary course of business, (B) obligates the Company to make payments of $500,000 or more within any 12-month period or (C) could reasonably be expected to create a material variance relative to (x) in the case of a capital expenditure, the total budget for capital expenditures contained in any Operating Budget approved by the Company and (y) in the case of an operating expense, the total operating expense budget contained in any Operating Budget approved by the Company, in each case for the year-to-date period in which the expenditure is made or incurred and taking into account all previous expenditures and commitments in such year-to-date period; or terminate or amend in any material respect any contract, agreement or other commitment or purchase order, in each case if the execution and delivery or issuance thereof requires approval pursuant to this Section 4(c); or
     (xvi) enter into, or commit to enter into, any agreement, arrangement or understanding that could reasonably be expected to have an adverse effect on the Company’s ability to comply with any material provision of this Agreement.
     (d) Budgets. The Manager shall prepare or cause to be prepared and present in a timely manner an annual operating budget (with quarterly forecasts) for the Company’s review, evaluation and approval (each, as duly approved by the Company, an “Operating Budget”). Each Operating Budget shall set forth in reasonable detail the anticipated capital expenditures and other projected costs and expenses of operating the Company’s Business during the period covered by such Operating Budget, as well as projected revenues for that period and the projected reportable income for such quarter and the Manager shall endeavor to assure the accuracy of its estimates.
     (e) Transactions with Affiliates. Notwithstanding anything in this Agreement to the contrary, without the prior approval of the Company, the Manager shall not (and shall not permit the Company or its Subsidiaries to) enter into any agreement, arrangement or understanding with the Manager or any of its Affiliates except for the Equipment Lease and Switch Sharing Agreements and except in the ordinary course of the Business of the Company and on commercially reasonable terms that are no less favorable to the Company or its Subsidiaries than the Company or its Subsidiaries would obtain in a comparable arm’s-length transaction with an unaffiliated Person. In its request for approval of the Company, the Manager shall specify that the applicable transaction is subject to this Section 4(e).

     Section 5. Compensation.
     (a) Reimbursement. The Company shall reimburse the Manager for all out-of-pocket expenses (“Out-of-Pocket Expenses”) reasonably incurred by the Manager for goods and services provided by third parties to, for or on behalf of the Company or incurred by the Manager in the performance of its duties and responsibilities hereunder. The Manager shall provide the Company with an accounting setting forth in reasonable detail (and, if requested by Company, with supporting documentation) the Out-of-Pocket Expenses claimed within thirty (30) days after they are incurred. The Company shall pay to the Manager each such amount within thirty (30) days of receipt of such statement and invoices or other supporting documentation (it being understood that estimated Out-of-Pocket Expenses will not be reimbursed until the Manager provides the Company with the invoices or other supporting documentation therefor).
     (b) Cost Allocations. To the maximum extent practicable, the Manager and its Affiliates will specifically identify costs associated directly or solely with the Business, which shall be reimbursed by the Company as Out-of-Pocket Expenses in accordance with Section 5(a). To the extent that such specific identification is impracticable, the Manager shall charge the Company for those common costs that benefit the Company (including an appropriate portion of the Manager’s general overhead costs) (“Cost Allocations”). Cost Allocations (including, without limitation, the cost of services directly allocable to the Company that are performed by employees of the Manager or its Affiliates) shall be calculated and charged to the Company, except for common costs associated with call center activities or operation, on the basis of licensed POPs or subscribers for the market(s) sharing in or benefiting from such common costs (other than those associated with the call centers). For purposes of this Agreement, “POPs” shall mean the number of residents of a licensed area based upon the most current determination of such by the Company and the Manager. Common costs associated with call center activities or operations shall be allocated on the basis of subscribers in the market(s) sharing in or benefiting from such costs. With regard to those common costs, which are subject to any specific lease or shared equipment agreements, the cost allocations therein shall control in the event of a difference between those agreements and this Agreement. The Manager shall cause to be furnished to the Company, at Company’s expense, an accounting of any such Cost Allocations, and the Company shall pay to the Manager such amount within thirty (30) days of receipt of such accounting.
     (c) Disputes, etc. If the Company disputes the amount of any Out-of-Pocket Expenses or Cost Allocations claimed by the Manager, the Company shall notify the Manager in writing before payment is due, and if the matter cannot be resolved informally between the parties, either the Company or the Manager may request resolution of the Dispute pursuant to Section 11.
     Section 6. Term and Termination.
     (a) Term. This Agreement shall commence on March 15, 2007 (the “Effective Date”) and shall terminate as provided herein.

     (b) Termination.
     (i) By Either Party. Either party may terminate this Agreement in the event that a Governmental Authority enters an order appointing a custodian, receiver, trustee, intervenor or other officer with similar powers with respect to the other party or with respect to any substantial part of its property, or constituting an order for relief or approving a petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of such party; or if the other party files a petition seeking any such order; or if any such petition shall be filed against the other party and shall not be dismissed within one hundred and twenty (120) days thereafter; or an order shall have been issued granting such party a suspension of payments under applicable law and any such order is not dismissed within one hundred and twenty (120) days thereafter.
     (ii) By the Company. The Company may terminate this Agreement:
          (A) on ten (10) days’ notice in the event of a material breach of this Agreement by the Manager, which has not been cured within sixty (60) days following notice thereof from the Company;
          (B) on ten (10) days’ notice if a Change of Control of either the Company, the Manager or DCC occurs. For the purpose of this Agreement, a Change of Control shall mean:
               (1) any “person” or “group,” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act, becomes the ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of the Company, the Manager or DCC (as the case may be), on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, the Manager or DCC (as the case may be), other than is held by the controlling stockholder and its Affiliates of the Company, the Manager or DCC (as the case may be), on the Effective Date; and
               (2) individuals who on the Effective Date constitute the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company, the Manager or DCC (as the case may be), was approved by a vote of at least a majority of the members of the Board of Directors on the Effective Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors then in office; (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the combined assets of the Company, taken as a whole, to any Person other than the Company, the Manager or DCC (as the case may be), or any Affiliate thereof; or (4) the adoption of a plan of liquidation or dissolution of the Company, the Manager or DCC (as the case may be).
     (iii) By the Manager. The Manager may terminate this Agreement on ten (10) days’ notice in the event of a material breach of this Agreement by the Company (other than a payment default) which has not been cured within sixty (60) days following notice thereof from Manager.
     (c) Remedies. The remedies set forth herein are not intended to be exclusive, and all remedies shall be cumulative and may be exercised concurrently with any other remedy available to Manager or the Company at law or in equity.
     Section 7. Confidentiality.
     (a) Confidentiality. The Manager shall, and shall cause each of its Affiliates, and each of its and their respective partners, members, managers, shareholders, directors, officers, employees and agents (collectively, “Agents”) to keep secret and retain in strictest confidence and not use for any purpose, except on behalf of the Company in accordance with this Agreement, any and all Confidential Information relating to the Company or its Affiliates (other than the Manager and its Subsidiaries) and shall not disclose such information, and shall cause its Agents not to disclose such information, to the same extent such information of the Manager protects its own confidential information.
     (b) Company Property. Promptly following the termination of this Agreement, the Manager shall return to the Company all property of the Company, and all copies thereof in its possession or under its control, and all tangible embodiments of Confidential Information in its possession in whatever media such Confidential Information is maintained.
     (c) Injunctive Relief with Respect to Covenants. The Manager acknowledges and agrees that the covenants and obligations contained in this Section 7 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, the Manager agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Manager and its Affiliates from committing any violation of the covenants and obligations contained in this Section 7. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.
     Section 8. Force Majeure. Neither of the parties will be liable for nonperformance or defective or late performance of any of its obligations hereunder to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such party’s control, including acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, threats or acts of terrorism, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes or delays of suppliers or subcontractors for the same causes.

     Section 9. Books and Records. The Manager shall maintain and oversee the maintenance and preparation of proper and complete records and books of account for tax and financial purposes with respect to its management of the operation of the Business, including all such transactions and other matters as are usually entered into records and books of account maintained by Persons engaged in business of like character or as required by law. The Manager shall maintain and oversee the maintenance and preparation of complete records and books of the Company for tax purposes. Books and records maintained for financial purposes shall be maintained in accordance with GAAP, and books and records maintained for tax purposes shall be maintained in accordance with the Code and applicable Treasury Regulations. The Manager shall also provide at the Company’s request and expense any and all such additional statements or reports as may be reasonably necessary to the Company’s oversight and control of the Business. The Company shall have control over and access, at all reasonable times during normal business hours, to the books and records of the Company maintained by the Manager pursuant to this Section 9.
     Section 10. Regulatory Compliance. Subject to the other provisions of this Agreement, the Manager shall cause the Company and its Subsidiaries, and their respective Cellular Systems and/or PCS Systems, to remain in compliance in all material respects with applicable laws, rules and regulations, including rules and regulations promulgated by the FAA and the FCC. Without limiting the generality of the foregoing, the parties agree to comply with all applicable FCC rules and regulations governing the Business, including the Company’s Cellular Systems and the PCS Systems and the Licenses, and specifically agree as follows:
     (a) The Company (or its Subsidiaries which are the holders of the Licenses) shall at all times maintain absolute control over, and retain the ability to exercise the unfettered use of, the Licenses and the licensed facilities provided thereunder, including the products and services to be offered and the rates to be charged and the further right to terminate service should public interest obligations under the applicable Licenses so require.
     (b) The Manager shall not represent itself as the holder of a License to provide the Telecommunications Services in the Territory by reason of its rights and obligations to operate the Company’s Business as provided herein.
     (c) Each customer (if any) billed by the Manager shall be clearly advised that service is provided over facilities licensed to the Company (or the Subsidiary which is the holder of a License).
     (d) Neither the Manager nor the Company (nor a Subsidiary which is a holder of a License) shall represent itself as the legal representative of the other before the FCC. The Manager and the Company (and each Subsidiary which is the holder of a License) will cooperate with the other with respect to FCC matters concerning the Business.
     (e) The Company (and each Subsidiary which is the holder of a License) shall (i) in cooperation with the Manager, take all actions necessary to keep its Licenses in force and shall prepare and submit to the FCC, or any other relevant authority, all reports, applications, renewals, filings or other documents necessary to keep its Licenses in force and in good standing; (ii) with all due assistance which may be necessary from the Manager, respond promptly to all FCC correspondence or inquiries and will immediately notify the Manager of the receipt thereof; and (iii) promptly report any changes of its address to the FCC and to the Manager.
     (f) The Company (and each Subsidiary which is the holder of a License) and the Manager are familiar with the rules of the FCC regarding the responsibility of the holder of a License under the Communications Act and applicable FCC rules, regulations and policies. Nothing in this Agreement is intended to diminish or restrict the obligations of the Company (or a Subsidiary which is the holder of a License) as an FCC licensee and both parties desire that this Agreement be in compliance with the rules and regulations of the FCC. If the FCC determines that any provision of this Agreement violates any FCC rule, policy or regulation, all parties will make good faith efforts to immediately correct the problem and bring this Agreement into compliance, consistent with the intent of this Agreement.
     Section 11. Dispute Resolution. If a dispute arises out of or relating to this Agreement or the transactions contemplated hereby, or the construction, interpretation, performance, breach, termination, enforceability or validity hereof, whether such claim is based on rights, privileges or interests recognized by or based upon contract, tort, fraud, misrepresentation, statute, common law or any other legal or equitable theory (“Dispute”) and whether such Dispute existed prior to or arises on or after the Effective Date, the dispute resolution processes set forth herein shall apply.
     (a) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party written notice of the existence and nature of the Dispute. The other party shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.
     (b) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof to the other party (the “Arbitration Notice”), to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, as modified herein (the “AAA Rules”). The place of arbitration shall be Oklahoma City, Oklahoma. All matters so submitted to arbitration shall be settled by three arbitrators. The Company and the Manager shall each designate one arbitrator within 20 days of the delivery of the Arbitration Notice. If either the Company or the Manager fails to so timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. If two arbitrators are selected, the Company and the Manager shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, provided, however, that if the Company and the Manager fail to reach such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. The Company and the Manager shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Company and the Manager shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last appointed arbitrator.
     The arbitral tribunal is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to the Company and the Manager in writing and shall constitute a conclusive determination of the matter in question, binding upon the Company and the Manager and shall not be contested by either of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators’ award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.
     (c) Pending the resolution of any Dispute not involving the entire Agreement, the parties agree to continue the operation of the provisions of this Agreement to the extent reasonably possible.
     Section 12. Inspection Rights; Delivery of Information.
     (a) Company’s Right to Inspect. The Manager will permit representatives of the Company, at the Company’s cost, during normal business hours and upon not less than five business days’ advance written request, to (i) visit and inspect during normal business hours the Manager’s properties and facilities which are utilized in connection with the Manager’s provision of services to the Company pursuant to this Agreement, including without limitation access to, and the right to make copies of, books and records of the Company located at such properties and facilities, and (ii) discuss with the Manager’s officers and employees such properties and facilities and the Manager’s provision of services to the Company pursuant to this Agreement. All such information shall be held in confidence by the Company, except for disclosures made to the Company’s advisors, lenders and investors, or as required to be disclosed by process of law or other applicable law.
     (b) Notice of Certain Events. Promptly, and in any event within five (5) business days after the Manager has received notice or has otherwise become aware thereof, the Manager shall give the Company notice of (i) the commencement of any material proceeding or investigation against the Company or the Manager by or before any governmental body or in any court or before any arbitrator which would be likely to have a material adverse effect on the Manager, the Business or the Company, or on the Manager’s ability to perform its obligations hereunder, and (ii) the occurrence or non-occurrence of any event (x) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Company or the Manager under this Agreement or under any other material agreement to which the Company or the Manager is a party or by which its properties may be bound, and (y) would be likely to have a material adverse effect on the Manager, the Business or the Company, or on the Manager’s ability to perform its obligations hereunder, giving in each case the details thereof and specifying the action being taken or proposed to be taken with respect thereto. Promptly upon receipt thereof, the Manager shall deliver to the Company copies of any material notice or report regarding any License from the grantor of such license or from any Governmental Authority regarding the Business or the Company.
     (c) Other Information. From time to time and promptly upon each request, the Manager shall provide the Company with such data, certificates, reports, statements, financial projections, documents or further information regarding the business, equity owners, assets, liabilities, financial position or results of operations of the Manager, as may be reasonably requested by the Company.
     Section 13. Miscellaneous.
     (a) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.
     (b) Construction. Each of the parties hereto acknowledge that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. The captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, plural as the context may require. Unless otherwise specified, (i) the terms “hereof,” “herein,” and similar terms refer to this Agreement as a whole, (ii) references herein to Articles or Sections refer to articles or sections of this Agreement and (iii) the word “including” connotes the words “including without limitation” unless the context requires otherwise.
     (c) Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their respective successors and permitted assigns; provided, however, that the Manager shall not assign or otherwise transfer its rights and obligations under this Agreement (other than to another wholly owned Subsidiary of DCC that has substantially the same ability to perform its obligations hereunder as the original Manager) without the prior written consent of the Company (any permitted assignee of the Manager under this sentence, the “New Provider”). The parties agree that, upon any termination of this Agreement by the Company pursuant to Section 6(b)(i) or Section 6(b)(ii), the rights and (to the extent provided herein) obligations of the Manager shall be deemed to have been assigned to the New Provider; provided, that no such termination shall relieve the Manager of any liability which at the time of termination had already accrued to-the Manager or which thereafter may accrue in respect of any act or omission of the Manager or its Affiliates prior to such termination.
     (d) Amendment. This Agreement may not be amended except by a writing signed by each of the parties.
     (e) Governing Law. This Agreement shall be governed by, and construed in accordance with the internal laws, and not the laws of conflict, of the State of Oklahoma.

     (f) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but, rather, shall be enforced to the extent permitted by law, so long as the economic and legal substance of this Agreement is not, and the actions contemplated hereby are not, affected in any manner adverse to either party.
     (g) Further Assurances. The parties agree that they will take all such further actions and execute and deliver all such further instruments and documents as may be required in order to effectuate the agreements set forth in this Agreement.
     (h) Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing among the parties shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies, which the parties or any of them would otherwise have.
     (i) Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission), and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the applicable addresses set forth below (or such other address as the recipient may specify in accordance with this Section):
If to the Manager:
Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, OK 73134
Attention: Sr. Corporate Counsel
Fax: (405) 529-8765
If to the Company:
American Cellular Corporation
14202 Wireless Way
Oklahoma City, OK 73134
Attention: President
Fax: (405) 529-8515
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers effective as of the date first written above.

AMERICAN CELLULAR CORPORATION

By:
Name: Bruce R. Knooihuizen
Title: Vice President

DOBSON CELLULAR SYSTEMS, INC.

By:
Name: Ronald L. Ripley
Title: Vice President